EXHIBIT 3.35

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CSL NORTH CAROLINA REALTY, LP

January 30, 2015

The undersigned, being the only general partner of CSL North Carolina Realty, LP, and desiring to form a limited partnership pursuant to the laws of the State of Delaware, hereby certifies as follows:

1.              The name of the limited partnership is CSL North Carolina Realty, LP.

2.              The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

3.              The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

4.              The name and address of its general partner is CSL North Carolina Realty GP, LLC, 4001 Rodney Parham Road, Little Rock, Arkansas 72212.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

CSL NORTH CAROLINA REALTY GP, LLC

By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Assistant Secretary